Exhibit 23.1










                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-74162 and 33-82662) and on Forms S-8 (Nos. 33-52148 and
33-62894) of Ultramar Diamond Shamrock Corporation of our report dated February 23, 1996, except as it pertains to the last paragraph of Note 2, for which our report is dated September 27, 1996, which appears in
Exhibit 13.3 of Diamond Shamrock, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1995, which is incorporated in this Current Report on Form 8-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Antonio, Texas
December 17, 1996